UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2007

UNIVERSAL HOSPITAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20086	41-0760940
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

7700 France Avenue South, Suite 275
Edina, Minnesota 55435-5228
(Address of principal executive offices)
(Zip Code)

952-893-3200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 17, 2007, Universal Hospital Services, Inc. (the “Company”) entered into a supplemental indenture to its Indenture, dated as of October 17, 2003, between the Company and Wells Fargo Bank, National Association, as trustee. The Indenture governs the terms of the Company’s 10.125% Senior Notes due 2011. The supplemental indenture, when it becomes operative, will amend the Indenture. The amendments set forth in the supplemental indenture (the “Amendments”) don’t become operative unless and until the Company has purchased all of its 10.125% Senior Notes due 2011 (the “Notes”) validly tendered and not withdrawn pursuant to its tender offer and consent solicitation. As of 5:00 p.m., New York City time, on May 11, 2007, pursuant to the tender offer and consent solicitation, holders of Notes representing an amount greater than a majority of the principal amount of outstanding Notes had validly tendered their Notes and consented to the amendments to the Indenture and the execution of the supplemental indenture.

On April 15, 2007, the Company, UHS Merger Sub, Inc. and UHS Holdco, Inc. ("Purchaser") entered into a definitive merger agreement pursuant to which UHS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser will merge with and into the Company (the "Merger"). The closing of the transactions under the merger agreement is subject to a number of customary conditions. Purchaser is an affiliate of Bear Stearns Merchant Banking, the private equity affiliate of The Bear Stearns Companies Inc.

The consummation of the tender offer and consent solicitation is subject to, among other things, the satisfaction or waiver of all conditions to the consummation of the Merger. The Company reserves the right to amend the terms of the tender offer and consent solicitation.

If the Amendments become operative, the following will be eliminated from the Indenture: (i) requirements to file reports with the Securities and Exchange Commission, (ii) requirements to pay taxes, (iii) limitations on the Company to use defenses against usury; (iv) limitation on restricted payments, (v) limitation on payment of dividends and other payment restrictions affecting subsidiaries, (vi) limitations on incurrence of indebtedness and issuance of preferred stock, (vii) limitations on asset sales and requirements to repurchase the Notes with excess proceeds thereof; (viii) limitations on affiliate transactions, (ix) limitations on liens, (x) limitations on the businesses in which the Company and its subsidiaries may engage, (xi) requirements to preserve corporate existence, (xii) requirements to purchase the Notes upon a change of control, (xiii) limitation on issuance of guarantees of indebtedness, (xiv) limitations on payments for consent from holders of Notes, (xv) limitations on mergers, consolidation and sale of assets with respect to the Company, (xvi) limitations on mergers or consolidation of, or transfer of assets of, guarantors, and (xvii) certain events of default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2007	UNIVERSAL HOSPITAL SERVICES, INC.

By: /s/ Rex T. Clevenger
Rex T. Clevenger
Senior Vice President and
Chief Financial Officer